American Safety Insurance Holdings, Ltd.Reports
a 57% Increase in Second Quarter Earnings

HAMILTON, Bermuda, July 30, 2007 — American Safety Insurance Holdings, Ltd. (NYSE:ASI) today reported a 57% increase in net earnings for the three months ended June 30, 2007 to $7.3 million, or $0.66 per diluted share, compared to $4.6 million, or $0.62 per diluted share, for the same period of 2006.

Financial highlights for the quarter included:

        •         Gross premiums written decreased 6% to $57.9 million.
        •         Net premiums written increased 7% to $44.5 million.
        •         Net premiums written as a percentage of gross premiums written increased to 76.9% from 67.6% in 2006.
        •         Net premiums earned increased 12% to $39.4 million.
        •         Investment income increased 58% to $7.5 million.
        •         Combined ratio decreased to 94.4% compared to 95.2% for the same period of 2006.
        •         Loss ratio was 59.9% compared to 59.6% for the same period of 2006.
        •         Expense ratio decreased to 34.5% from 35.7% for the same period of 2006.
        •         Annualized return on average equity declined to 14.1% from 15.8% for the same period of 2006 due to the impact of the 2006 equity offering.
        •         Book value per share increased to $19.49 per outstanding share and $18.90 per diluted share compared to $18.59 and $17.88, respectively, as of December 31, 2006.

Second Quarter Results

The increase in net earnings for the quarter was primarily due to an 18% increase in total revenues, driven by a 58% increase in net investment income and a 12% increase in net premiums earned. Average invested assets increased 33% over June 30, 2006 due to the proceeds from the 2006 equity offering and positive cash flow from operations. The pre-tax investment yield increased 80 basis points to 5.3% as compared to 4.5% in the 2006 quarter. The increase in net premiums earned was primarily due to increased retention levels on the Company’s core product lines and increased writings of assumed reinsurance. The combined ratio for the quarter was 94.4%, comprised of a 59.9% loss ratio and a 34.5% expense ratio. The increase in the loss ratio is the result of an increase in the 2007 accident year loss ratio due to the effects of the soft market. Book value per share increased by 4.8% and book value per diluted share increased by 5.7% despite the negative impact of $0.48 per share and $0.47 per diluted share due to the increase in unrealized losses on the investment portfolio as a result of higher interest rates.

Year to Date Results

Net earnings for the six months ended June 30, 2007 were $14.4 million, or $1.31 per diluted share, compared to $8.7 million, or $1.19 per diluted share, for the same period of 2006. The increase in net earnings was due mainly to a 17% increase in total revenues driven by an 11% increase in net premiums earned and a 59% increase in net investment income. Average invested assets increased 27% over June 30, 2006 due to the proceeds from the 2006 equity offering and positive cash flow from operations. The pre-tax investment yield increased 100 basis points to 5.2% as compared to 4.2% for the same period of 2006. The increase in net premiums earned was primarily due to increased retention levels on the Company’s core product lines and increased writings of assumed reinsurance. The combined ratio for the six months ended June 30, 2007 was 95.0% comprised of a 61.2% loss ratio and a 33.8% expense ratio. The 2006 combined ratio was 97.3% comprised of a loss ratio of 61.7% and an expense ratio of 35.6%. Cash flow from operations totaled $45.7 million, an increase of $13.3 million over 2006 due to lower claims payments and increased receivable collections.

The Company also announced the reversal by a Florida Court of Appeals of the $4.0 million trial court judgment against the Company in the Griggs case, which is associated with the Company’s former real estate development project in Florida. This decision did not impact the financial results for the second quarter 2007.

Commenting on the results, Stephen R. Crim, President and Chief Executive Officer said, “The soft market adversely impacted premium growth in the quarter as we continued to exercise underwriting discipline. Our western states construction line was impacted the most, declining by approximately 50% during the quarter. Given the greater than anticipated decline in the insurance markets, we are revising our growth projection for 2007 to be flat in gross premiums written and modest growth in net premiums written. As previously announced, to further diversify our products we recently added an excess and surplus lines property underwriting team that has already begun producing premium. Our new products and our eastern states construction business produced $18 million of premium, representing 31% of gross premiums written for the quarter. We remain optimistic about the longer term prospects for profitable premium growth as a result of our product diversification strategy.”

Conference Call

A conference call to discuss second quarter 2007 results is scheduled for Tuesday, July 31, 2007 at 9:00 a.m. (Eastern Time), which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com, or the Company’s website at www.amsafety.com. If you are unable to participate at this time, a replay will be available for 30 days, beginning approximately two hours after the call. A transcript of the call will be available on the Company’s website beginning several days after the call.

American Safety Insurance Holdings, Ltd., (NYSE:ASI), offers customized insurance and reinsurance products and solutions to small and medium sized businesses in industries that it believes are underserved by the standard insurance market. ASI provides reinsurance, excess and surplus lines and alternative risk transfer products through its Class III Bermuda reinsurance subsidiary, American Safety Reinsurance, Ltd., and through its captive, segregated cell subsidiary, American Safety Assurance, Ltd., and through its U.S. program administrator, American Safety Insurance Services, Inc., its insurance company subsidiaries, American Safety Casualty Insurance Company and American Safety Indemnity Company, and its non-subsidiary affiliate, American Safety Risk Retention Group, Inc. ASI specializes in underwriting these products for insureds with environmental risks and construction risks as well as in developing programs for other specialty classes of risk and reinsurance. ASI is rated “A” Excellent VIII by A.M. Best.

This press release contains forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including insurance market conditions, premium growth, acquisitions and new products. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, including competitive conditions in the insurance industry, levels of new and renewal insurance business, developments in loss trends, adequacy and changes in loss reserves and actuarial assumptions, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, the integration and other challenges attendant to acquisitions, and changes in levels of general business activity and economic conditions. For additional factors which could influence the Company’s operating and financial performance, see the Company’s Form 10-Q for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission.

Contacts:

American Safety Insurance Services, Inc.
William Tepe
(770) 916-1908

                             American Safety Insurance Holdings, Ltd. and Subsidiaries
                                        Financial and Operating Highlights
                                                    (Unaudited)
                              (in thousands except per share data and percentages)

                                                         Three Months Ended                              Six Months Ended
                                                              June 30,                                       June 30,

                                                     2007                    2006                  2007                  2006

INCOME STATEMENT DATA:
Revenues:
     Direct and assumed premiums earned                 $56,932                $53,240             $113,567                $109,074
     Ceded premiums earned                             (17,522)               (17,975)             (35,799)                (39,119)
                                             ---------------------     ------------------     ----------------    --------------------
         Net premiums earned                             39,410                 35,265               77,768                  69,955

     Net investment income                                7,482                  4,726               14,706                   9,269
     Net realized gains                                    (27)                    (3)                  (8)                     360
     Fee income                                             749                    374                1,264                     867
     Other income                                            15                     14                   32                      31
                                             ---------------------     ------------------     ----------------    --------------------
         Total revenues                                  47,629                 40,376               93,762                  80,482
                                             ---------------------     ------------------     ----------------    --------------------

Expenses:
     Losses and loss adjustment expenses                 23,622                 21,012               47,574                  43,167
     Acquisition expenses                                 7,728                  6,368               13,846                  13,422
     Payroll and related expenses                         4,522                  3,992                8,676                   7,534
     Real estate expenses                                   271                    102                  294                     170
     Interest Expense                                       822                    838                1,638                   1,741
     Other expenses                                       2,734                  2,877                6,138                   5,616
     Minority interest                                        9                   (39)                  124                    (512)
                                             ---------------------     ------------------     ----------------    --------------------
         Total expenses                                  39,708                 35,150               78,290                  71,138
                                             ---------------------     ------------------     ----------------    --------------------
         Earnings before income taxes                     7,921                  5,227               15,472                   9,344
Income taxes                                                649                    600                1,108                     616
                                             ---------------------     ------------------     ----------------    --------------------

         Net earnings                                    $7,272                 $4,627              $14,364                  $8,728
                                             =====================     ==================     ================    ====================
 Net earnings per share:
     Basic                                                $0.69                  $0.65                $1.36                   $1.26
                                             =====================     ==================     ================    ====================
     Diluted                                              $0.66                  $0.62                $1.31                   $1.19
                                             =====================     ==================     ================    ====================
Average number of shares outstanding:
     Basic                                               10,605                  7,106               10,581                   6,935
                                             =====================     ==================     ================    ====================
     Diluted                                             10,974                  7,498               10,952                   7,329
                                             =====================     ==================     ================    ====================

GAAP combined ratio                                       94.4%                  95.2%                95.0%                   97.3%
                                             =====================     ==================     ================    ====================

BALANCE SHEET DATA:                                                                              June 30,            December 31,
                                                                                                   2007                  2006

Total investments                                                                                  $570,548                $551,158
Total assets                                                                                        886,480                 847,130
Unpaid losses and loss adjustment expenses                                                          466,788                 439,673
Total liabilities                                                                                   678,354                 650,980
Total shareholders' equity                                                                          208,126                 196,150

Book value per share                                                                                 $19.49                  $18.59

                             American Safety Insurance Holdings, Ltd. and Subsidiaries
                                        Financial and Operating Highlights
                                                    (Unaudited)

                                                                    Three Months Ended                           Six Months Ended
                                                                         June 30,                                    June 30,

                                                                     2007                2006                 2007                 2006

PREMIUM SUMMARY (in Thousands)

Gross Premiums Written:
     Excess and Surplus Lines Segment
         Environmental                                          $ 11,844                $14,243               $24,982              $ 26,884
         Construction                                             16,930                 24,297                32,923                46,749
         Excess                                                    1,227                    858                 3,196                 1,469
         Non Construction                                          2,047                    547                 2,859                   547
         Property                                                    233                      0                   233                     0
         Surety                                                    1,476                  1,085                 2,786                 1,955
                                                         ------------------    -------------------    ------------------    ------------------
              Total Excess and Surplus Lines Segment              33,757                 41,030                66,979                77,604

     Alternative Risk Transfer Segment
         Specialty Programs                                       15,353                 20,576                34,785                36,922
                                                         ------------------    -------------------    ------------------    ------------------
              Total Alternative Risk Transfer Segment             15,353                 20,576                34,785                36,922

      Assumed Reinsurance                                          8,742                      0                11,511                     0
                                                         ------------------    -------------------    ------------------    ------------------
     Total Gross Premiums Written                                $57,852                $61,606             $ 113,275              $114,526
                                                         ==================    ===================    ==================    ==================

Net Premiums Written:
     Excess and Surplus Lines Segment
         Environmental                                           $ 9,363               $ 11,736               $20,111              $ 19,808
         Construction                                             16,811                 23,033                32,513                43,218
         Excess                                                      156                    214                   417                   382
         Non Construction                                          1,024                    547                 1,429                   547
         Property                                                    157                      0                   157                     0
         Surety                                                    1,467                    643                 2,736                 1,083
                                                         ------------------    -------------------    ------------------    ------------------
              Total Excess and Surplus Lines Segment              28,978                 36,173                57,363                65,038

     Alternative Risk Transfer Segment
         Specialty Programs                                        6,747                  5,463                14,435                 9,988
                                                         ------------------    -------------------    ------------------    ------------------
              Total Alternative Risk Transfer Segment              6,747                  5,463                14,435                 9,988

       Assumed Reinsurance                                         8,742                      0                11,511                     0
                                                         ------------------    -------------------    ------------------    ------------------
     Total Net Premiums Written                                 $ 44,467               $ 41,636              $ 83,309               $75,026
                                                         ==================    ===================    ==================    ==================

Net Premiums Earned:
     Excess and Surplus Lines Segment
         Environmental                                          $ 10,024                $ 9,040             $  19,550             $  17,360
         Construction                                             18,895                 20,957                39,259                41,871
         Excess                                                      184                    117                   411                   239
                Non Construction                                     482                     24                   943                    24
                Property                                               7                      0                     7                     0
         Surety                                                    1,156                    431                 2,071                   783
                                                         ------------------    -------------------    ------------------    ------------------
              Total Excess and Surplus Lines Segment              30,748                 30,569                62,241                60,277

     Alternative Risk Transfer Segment
         Specialty Programs                                        7,009                  4,696                12,361                 9,678
                                                         ------------------    -------------------    ------------------    ------------------
              Total Alternative Risk Transfer Segment              7,009                  4,696                12,361                 9,678

      Assumed Reinsurance                                          1,653                      0                 3,166                     0
                                                         ------------------    -------------------    ------------------    -----------------
     Total Net Premiums Earned                                  $ 39,410                $35,265              $ 77,768              $ 69,955
                                                         ==================    ===================    ==================    ==================